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                                                                   EXHIBIT 23.03


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-_____) of Intuit Inc. of our report dated May 15, 1998 relating to the combined financial statements of Lacerte Software Corporation and Lacerte Education Services Corporation, which appears in the Current Report on Form 8-K of Intuit Inc. dated May 18, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
May 7, 1999